April 7, 2023

Letter Agreement

Reference is made to the Third Amended and Restated Loan and Security Agreement dated as of May 14, 2021 by and among (a) SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank”), and (b) (i) VELO3D US, INC., a Delaware corporation (“VELO3D US”) and (ii) VELO3D, INC., a Delaware corporation (“VELO3D” and, together with VELO3D US, jointly and severally, individually and collectively, “Borrower”), as amended by a certain First Loan Modification Agreement dated as of May 13, 2022, as further amended by a certain Second Loan Modification Agreement dated as of June 13, 2022, as further amended by a certain Third Loan Modification Agreement dated as of July 11, 2022, and as further amended and affected by a certain Joinder and Fourth Loan Modification Agreement dated as of July 25, 2022 (as has been and as may be further amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

Bank hereby waives any Event of Default under the Loan Agreement by virtue of Borrower’s failure to comply with Section 6.8(a) of the Loan Agreement (the “Depository Covenant”) prior to the date hereof. Bank’s waiver of Borrower’s compliance with the Depository Covenant shall apply only to the foregoing specific period.

Bank and Borrower hereby agree that Section 6.8(a) of the Loan Agreement is amended and restated as follows:

“    (a)    Maintain all of Borrower’s, any of its Subsidiaries’, and any Guarantor’s primary operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates, which accounts for (i) Borrower, Borrower’s Subsidiaries’ and any Guarantor shall represent at least fifty percent (50.0%) of the Dollar value of Borrower’s, Borrower’s Subsidiaries and any Guarantor’s operating and depository accounts at all financial institutions and (ii) Borrower shall represent at least fifty percent (50.0%) of the Dollar value of Borrower’s operating and depository accounts at all financial institutions.”

In addition, nothing herein shall limit any terms in the Loan Agreement pertaining to accounts of Borrower maintained outside of Bank including, without limitation, those requirements pertaining to notifications to Bank of the establishment of any account with a financial institution other than Bank.

Notwithstanding any terms in the Loan Agreement to the contrary, for any accounts opened by Borrower with a financial institution other than Bank prior to the date of this letter agreement, Bank hereby agrees that Borrower shall have until April 19, 2023 to deliver fully-executed account control agreements with respect to such accounts.

In consideration for Bank’s agreements hereunder, Borrower hereby forever relieves, releases, and discharges Bank, its predecessors in interest, and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this letter agreement. Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Borrower expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 of the California Civil Code and of any other state or federal statute or common law principle limiting the scope of a general release.

Except for the limited purpose expressly set forth herein, this letter agreement shall in no way limit, amend or waive any provision of the Loan Agreement or any of the Loan Documents, or any of Bank’s rights stated therein. This letter agreement shall be deemed to be a Loan Document.

This letter agreement shall be effective as of the date first written above.

Sincerely,

FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK))

By /s/ Chelsea Hakso     Name: Chelsea Hakso
Title: Director

Acknowledged and agreed:

VELO3D US, INC.

By /s/ Bernard Chung     Name: Bernard Chung
Title: VP of Finance

VELO3D, INC.

By /s/ Bernard Chung     Name: Bernard Chung
Title: VP of Finance